     As filed with the Securities and Exchange Commission on May 23, 2001

                                                           REGISTRATION NO. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                   under the
                            SECURITIES ACT OF 1933

                            ----------------------

                            APOGEE TECHNOLOGY, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                                               04-3005815
 (State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                               129 Morgan Drive
                         Norwood, Massachusetts 02062
                                (781) 551-9450
                   (Address of Principal Executive Offices)

1997 APOGEE TECHNOLOGY, INC. EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                           (Full title of the plan)

                               Herbert M. Stein
                            Chief Executive Officer
                            Apogee Technology, Inc.
                               129 Morgan Drive
                         Norwood, Massachusetts 02062
                                (781) 551-9450
   (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            ----------------------


                        CALCULATION OF REGISTRATION FEE

==========================================================================================================
                                                       Proposed           Proposed
             Title of                Amount to be       Maximum           Maximum           Amount of
   securities to be registered      registered (1)  Offering price       Aggregate       registration fee
                                                     per share (2)   Offering price (2)
----------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per
share                                  584,900       $      (3)      $    3,559,250           $     889.82
                                       390,000       $  17.075       $    6,659,250           $   1,664.82
                                       -------                                                -------------
                                       974,900                                                $   2,554.64
==========================================================================================================

(1) The number of shares of Common Stock, $.01 par value per share ("Common Stock") stated above consists of the aggregate number of shares of Common Stock which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the 1997 Apogee Technology, Inc. Employee, Director and Consultant Stock Option Plan, as amended (the "Plan"). The maximum number of shares of Common Stock that may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares of Common Stock which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding options, the fee is calculated on the basis of the price at which the options may be exercised; and (ii) in the case of shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the Over the Counter Bulletin Board of the National Association of Securities Dealers Automated Quotation System (NASDAQ) as of a date (May 18, 2001) within 5 business days prior to filing this Registration Statement.

(3) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended. Exercise prices for the outstanding options range from $0.50 per share to $15.25 per share.

================================================================================

                                EXPLANATORY NOTE
                                ----------------


     In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference.
--------------------------------------------------------

     The following documents filed by the Registrant with the Commission are incorporated herein by reference:

     (1) The Registrant's Form 10-KSB for the year ended December 31, 2000 (File No. 000-30656) filed with the Commission on March 30, 2001.

     (2) The Registrant's Form 10-QSB for the three-month period ended March 31, 2001 (File No. 000-30656) filed with the Commission on May 15, 2001.

     (3) The description of the Common Stock contained in the Registrant's Registration Statement on Form 10-SB (File No. 000-17053) filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the issuance of the Common Stock registered under this Registration Statement has been passed upon for the Registrant by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. of Boston, Massachusetts. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. has options to purchase up to an aggregate of approximately 20,000 shares of Common Stock of the Registrant.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Incorporated herein by reference from the Registrant's Registration Statement on Form 10-SB, as amended, No. 000-17053.

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8.  Exhibits.
-----------------

     (5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the legality of shares being registered.

     (23.1)  Consent of Yohalem Gillman & Company LLP

     (23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5).

     (24) Powers of Attorney (included on the signature page of this Registration Statement).

     (99.1) 1997 Apogee Technology, Inc. Employee, Director and Consultant Stock Option Plan, as amended.

Item 9.  Undertakings.
---------------------

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norwood, Massachusetts on May 23, 2001.

                                    APOGEE TECHNOLOGY, INC.


                                    By:  /s/ Herbert M. Stein
                                       ---------------------------
                                       Herbert M. Stein
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David Spiegel and Herbert M. Stein, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Apogee Technology, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signatures                Title                             Date
           ----------                -----                             ----

/s/ Herbert M. Stein         Chief Executive Officer                May 23, 2001
-------------------------    Chairman of the Board of Directors
Herbert M. Stein


/s/ David Spiegel            Treasurer and Director (principal      May 23, 2001
-------------------------    financial and accounting officer)
David Spiegel


/s/ Dr. Anton Schrafl        Director                               May 23, 2001
-------------------------
Dr. Anton Schrafl

/s/ Sheryl Stein             Director                               May 23, 2001
-------------------------
Sheryl Stein

/s/ Joel N. Levy             Director                               May 23, 2001
-------------------------
Joel N. Levy

                            APOGEE TECHNOLOGY, INC.


                         INDEX TO EXHIBITS FILED WITH
                        FORM S-8 REGISTRATION STATEMENT



Exhibit
Number       Description
------       -----------

(5) Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as to the legality of shares being registered.

(23.1)       Consent of Yohalem Gillman & Company LLP.

(23.2) Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., (included in opinion of counsel filed as Exhibit 5).

(24) Powers of Attorney (included on the signature page of this Registration Statement).

(99.1) 1997 Apogee Technology, Inc. Employee, Director and Consultant Stock Plan, as amended.